Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85834) pertaining to Children’s Place Retail Stores, Inc. of our report dated June 27, 2008, with respect to the financial statements of The Children’s Place 401(k) Savings Plan as of and for the year ended December 31, 2007 included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

June 26, 2009